SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant X

      Filed by a party other than the registrant [   ]

      Check the appropriate box:

      X  Preliminary proxy statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [   ]  Definitive proxy statement

      [   ]  Definitive additional materials

      [   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Meadowbrook Insurance Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      X  No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

MEADOWBROOK INSURANCE GROUP, INC.

26600 Telegraph Road

Southfield, Michigan 48034
(248) 358-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2000

To the Stockholders of:

      MEADOWBROOK INSURANCE GROUP, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Meadowbrook Insurance Group, Inc. (the “Company”) will be held at Temple Beth El, 7400 Telegraph Road, Bloomfield Hills, Michigan 48301 (located on the northwest corner of 14 Mile Road and Telegraph Road), on Monday, May 15, 2000 at 2:00 p.m., E.S.T., to consider and act upon the following proposals:

1)	The election of five (5) members of the Board of Directors;

2)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants;

3)	To vote upon a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000; and

4)	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof;

      all as more fully described in the accompanying Proxy Statement.

      Only holders of record of the Company’s Common Stock at the close of business on March 18, 2000, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

      The Company’s 1999 Annual Report to Stockholders is included with this Notice and Proxy Statement.

By Order of the Board of Directors,
[/s/ Michael G. Costello]
Michael G. Costello
Secretary

Southfield, Michigan
Dated: April 10, 2000

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING

ARE REQUESTED TO COMPLETE, DATE AND SIGN THE
ENCLOSED PROXY CARD
AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE.

MEADOWBROOK INSURANCE GROUP, INC.

26600 Telegraph Road

Southfield, Michigan 48034
(248) 358-1100

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on May 15, 2000

General

      This Proxy Statement is being furnished to holders of record of Common Stock, $.01 par value per share (“Common Stock”) of Meadowbrook Insurance Group, Inc., a Michigan Corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Temple Beth El, 7400 Telegraph Road, Bloomfield Hills, Michigan, 48301, on Monday, May 15, 2000 at 2:00 p.m., E.S.T., and at any and all adjournments or postponements thereof. The cost of this solicitation will be borne by the Company. This Proxy Statement and enclosed proxy card are being mailed to the Company’s stockholders on or about April 10, 2000.

Matters to be Considered at the Annual Meeting

      At the Meeting, the stockholders will be asked to consider and vote upon the following proposals:

1) The election of five (5) members of the Board of Directors;

2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants;

3) To vote upon a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000; and

4) Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof;

      all as more fully described in this Proxy Statement.

Voting at the Annual Meeting

      Only holders of record of Common Stock at the close of business on March 18, 2000 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting, each such holder of record being entitled to one vote per share on each matter to be considered at the Annual Meeting. On the Record Date, there were 8,511,655 shares of Common Stock issued and outstanding.

      The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (4,255,828 shares of the 8,511,655 shares outstanding) is necessary to constitute a quorum at the Annual Meeting. A plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the five (5) members of the Board of Directors, and the affirmative vote by the holders of a majority of such shares is required to approve the proposal to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 and to ratify the reappointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 2000.

      If the enclosed proxy card is properly executed and returned to the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Shares represented by proxies which are marked “WITHHELD” to vote for: (i) all five (5) nominees, or (ii) for any individual nominee(s) for election as Director(s) and are not otherwise marked

“FOR” the other nominees, will not be counted in determining whether a plurality vote has been received for the election of Directors. Similarly, shares represented by proxies which are marked “ABSTAIN” on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In the absence of contrary instructions, the shares will be voted FOR all the proposals set forth in the Notice of the Annual Meeting.

      In the instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called “broker non-votes”), those shares will not be included in the totals and, therefore, will have no effect on the vote. At any time prior to its exercise, a proxy may be revoked by the holder of Common Stock by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, or by attending the Annual Meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following Table sets forth as of the Record Date the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to beneficially own five percent or more of such shares, (ii) each Director, five (5) of whom are nominees for election as a Director, (iii) each person named in the Summary Compensation Table under “Executive Compensation” on page 10 of this Proxy Statement, and (iv) all Directors and Executive Officers as a group, together with their respective percentage ownership of the outstanding shares:

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)		of Class

Directors and Executive Officers

Merton J. Segal	3,098,864	(2/3)	36.2%

Robert S. Cubbin	144,302	(4)	1.7

Joseph C. Henry	129,894	(5)	1.5

William J. Lohmeyer	3,000	(6)	*

James R. Parry, Sr.	128,967	(7)	1.5

Michael G. Costello	36,169	(8)	*

Joseph S. Dresner	108,188		1.3

Hugh W. Greenberg	109,013	(9)	1.3

David K. Page	20,000		*

Irvin F. Swider, Sr.	369,397	(10)	4.3

Bruce E. Thal	8,000	(11)	*

Herbert Tyner	156,377	(12)	1.8

Florine Mark	—		*

All Directors and Executive Officers as a group (12 persons)	4,312,171		48.2%

5% Beneficial Owners (excluding Directors and Executive Officers)

Dimensional Fund Advisors Inc.	702,900	(14)	8.3

All Directors and Officers and 5% Beneficial Owners	5,015,071		56.1%

*	Less than 1%.

(1)	Includes shares subject to options exercisable within 60 days of the Record Date.

(2)	Address is 26600 Telegraph Road, Southfield, Michigan 48034.

(3)	Includes 77,573 shares held by a family trust established by Mr. Segal. Also, includes 10,140 shares held by Mr. Segal’s spouse. Also, includes 60,194 shares, subject to currently exercisable options.

(4)	Includes 76,834 shares, subject to currently exercisable options.

(5)	Includes 5,199 shares held by a Revocable Trust established by Mr. Henry. Mr. Henry may be deemed to share beneficial ownership of these shares. Also, includes 124,695 shares subject to currently exercisable options.

(6)	Includes 3,000 shares, subject to currently exercisable options.

(7)	Includes 128,467 shares, subject to currently exercisable options.

(8)	Includes 35,610 shares, subject to currently exercisable options.

(9)	Includes 66,526 shares held by a Family Trust established by Mr. Greenberg. Also, includes 42,487 shares held by Detroit Gauge & Tool Company (“DGT”) of which Mr. Greenberg is President and a greater than 10% stockholder. Mr. Greenberg may be deemed to share beneficial ownership of the shares held by the Trust and by DGT.

(10)	Includes 318,320 shares held by a Revocable Trust established by Mr. Swider. Also, includes 51,077 shares held by Future Products Tool Corp. (“FPTC”) of which Mr. Swider is President and sole stockholder. Mr. Swider may be deemed to share beneficial ownership of the FPTC shares.

(11)	Includes 3,000 shares held in trust by Mr. Thal’s spouse and 3,000 shares held in trust by Mr. Thal. Also includes 2,000 shares held in trust by Mr. Thal’s grandnephews. Mr. Thal may be deemed to share beneficial ownership in these shares held by his grandnephews, because he has voting power over these shares.

(12)	Includes 156,377 shares held by Hartman & Tyner, Inc. Mr. Tyner is President and greater than 10% stockholder of Hartman & Tyner, Inc. Mr. Tyner may be deemed to share beneficial ownership of these shares.

(13)	Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Based on a Schedule 13G filed with the Securities Exchange Commission dated February 11, 2000, Dimensional Fund Advisors Inc., held sole voting power of 702,900 shares and sole dispositive power of 702,900 shares.

DIRECTORS AND EXECUTIVE OFFICERS

      Each Director and Executive Officer’s name, age, office with the Company, the year first elected as a Director, and certain biographical information are set forth below:

		Year First
		Served as
Name	Age	Director	Position

Merton J. Segal	71	1985	Chairman, Chief Executive Officer and Director

Robert S. Cubbin	42	1995	President, Chief Operating Officer and Director

Joseph C. Henry	47	1995	Executive Vice President and Director

William J. Lohmeyer	54	2000	Senior Vice President, Chief Financial Officer and Director

James R. Parry, Sr.	56	1995	Executive Vice President of Meadowbrook and Director

Michael G. Costello	39	—	Senior Vice President, General Counsel and Secretary

Joseph S. Dresner	74	1985	Director

Hugh W. Greenberg	69	1985	Director

Florine Mark		1996	Director

David K. Page	56	2000	Director

Irvin F. Swider, Sr.	72	1990	Director

Bruce E. Thal	69	1995	Director

Herbert Tyner	69	1985	Director

      The following is a biographical synopsis of each of the Officers and Directors of the Company:

      Merton J. Segal, its Founder, Chairman and Chief Executive Officer of the Company. Mr. Segal is a member of the Investment and the Merger and Acquisition Committee to the Board of Directors of the Company. In addition, Mr. Segal is a Director of the following subsidiaries of the Company: Star Insurance Company (“Star”), a property and casualty insurance company; Savers Property and Casualty Insurance Company (“Savers”), a property and casualty insurance company; Williamsburg National Insurance Company (“Williamsburg”), a property and casualty insurance company; Ameritrust Insurance Corporation (“Ameritrust”), a workers compensation insurance carrier and Meadowbrook, Inc. (“Meadowbrook”), an insurance agency and risk management subsidiary of the Company. Mr. Segal’s term as Director of the Company will expire in 2001.

      Robert S. Cubbin, was appointed as President and Chief Operating Officer of the Company in February, 1999. From 1996 until his appointment as President and Chief Operating Officer, Mr. Cubbin was a member of the Office of the President of the Company. In 1999, Mr. Cubbin was appointed as Chairman of the Board for Star, Savers, Williamsburg and Ameritrust. Mr. Cubbin is the President of Meadowbrook. He joined the Company in 1987, as Vice President and General Counsel. Prior to joining the Company, Mr. Cubbin was an attorney with Plunkett & Cooney, P.C., a Michigan law firm specializing in insurance law. Mr. Cubbin is a nominee for reelection at the Annual Meeting.

      Joseph C. Henry was appointed Executive Vice President of the Company in 1999. From 1996 until his appointment as Executive Vice President, Mr. Henry was a member of the Office of the President of the Company. In 1996, Mr. Henry was appointed as President and Director of Star. Mr. Henry also serves as Chief Executive Officer and Director of Savers, Williamsburg and Ameritrust. Also, Mr. Henry serves as Executive Vice President and Director of Meadowbrook. He joined the Company in 1993, as Senior Vice President and Chief Financial Officer. Mr. Henry served as Vice President and Chief Financial Officer of the Hanover Insurance Companies from 1987 until 1993. Prior to 1987, Mr. Henry was a partner at KPMG Peat Marwick, L.L.P. Mr. Henry is a member of the Audit, Investment (resigned as of February, 2000), and the Merger and Acquisition Committee. Mr. Henry is a nominee for reelection at the Annual Meeting.

      William J. Lohmeyer, was appointed as Senior Vice President and Chief Financial Officer of the Company in 1999. Also, in 1999, Mr. Lohmeyer was also appointed as Senior Vice President and Chief Financial Officer of Star, Savers, Ameritrust and Meadowbrook. Mr. Lohmeyer is Senior Vice President of Williamsburg. Also, Mr. Lohmeyer is a Director of Star, Savers and Williamsburg. On February 15, 2000, Mr. Lohmeyer was appointed as Director of the Company to replace David Campbell. Formerly, Mr. Lohmeyer was the Chief Financial Officer of the Companion Property & Casualty Group from 1993 to 1999. Mr. Lohmeyer is a member of the Investment Committee. Mr. Lohmeyer’s term as Director will expire in 2002.

      James R. Parry, Sr., was appointed as Executive Vice President of Meadowbrook’s agency division in 1999. Mr. Parry served as Vice Chairman of the Company from February 1999, until November 1999. In 1999, Mr. Parry was appointed as Chairman of Meadowbrook, and Executive Vice President of Star, Savers and Williamsburg. Mr. Parry also serves as Director of Star, Savers, Williamsburg and Ameritrust. Previously, Mr. Parry was a member of the Office of the President of the Company. He joined the Company in 1995, as Executive Vice President and Chief Marketing Officer. Mr. Parry was formerly Chairman of the Board of Sedgwick James of New York, Inc., a subsidiary of an insurance brokerage firm from 1988 to 1995. Mr. Parry’s term as Director will expire in 2002.

      Michael G. Costello, was appointed as Vice President and General Counsel of the Company, Star, Savers and Meadowbrook in 1996. In 1999, Mr. Costello was appointed Senior Vice President, General Counsel and Secretary of the Company, Star, Savers, Ameritrust, Williamsburg and Meadowbrook. He joined the Company in 1993 as Vice President and Assistant General Counsel. Mr. Costello was formerly a Shareholder with Plunkett & Cooney, P.C.

      David K. Page, was appointed as Director of the Company in March, 2000. Mr. Page is a Partner in the Detroit, Michigan law firm of Honigman Miller Schwartz & Cohn. Mr. Page is a member of the Audit and Investment Committee. Mr. Page’s term will expire in 2001.

      Joseph S. Dresner, Director, is Chairman of the Highland Companies, a Detroit-area-based developer and manager of commercial, industrial and residential properties. He has served as a Director of the Company since 1985. Mr. Dresner is a member of the Investment, Mergers and Acquisition and Audit Committees of the Board of Directors of the Company. Mr. Dresner’s term as Director will expire in 2001.

      Hugh W. Greenberg, Director, is President of Detroit Gauge & Tool Company, a designer and manufacturer of precision tools and special machinery. Mr. Greenberg has served as a Director of the Company since 1985. Mr. Greenberg is a member of the Audit and Compensation Committees of the Board of Directors of the Company. Mr. Greenberg is a nominee for reelection at the Annual Meeting.

      Florine Mark, Director, is President and Chief Executive Officer of The WW Group, Inc., the largest franchise of Weight Watchers International. She has served as a Director of the Company since 1996. Ms. Mark is a nominee for reelection at the Annual Meeting.

      Irvin F. Swider, Sr., Director, is owner, President and Chief Executive Officer of Future Products Tool Corporation, and Metal Punch, Inc., which are both manufacturers of precision tooling. Mr. Swider has owned these companies since 1963. He has served as a Director of the Company since 1990. Mr. Swider is a nominee for reelection at the Annual Meeting.

      Bruce E. Thal, Director, is a retired partner of Deloitte & Touche L.L.P., a public accounting firm. He has served as a Director of the Company since 1995. Mr. Thal is a member of the Investment and the Mergers and Acquisition Committees of the Board of Directors of the Company. Mr. Thal’s term as a Director will expire in 2002.

      Herbert Tyner, Director, is Chief Executive Officer of Hartman & Tyner, Inc., a Detroit-based real estate developer with land, apartment developments and other real estate holdings in Michigan and Florida. He has served as a Director of the Company since 1985. Mr. Tyner is a member of the Compensation Committee of the Board of Directors of the Company. Mr. Tyner’s term as Director will expire in 2001.

      David J. Campbell and Warren D. Gardner each resigned as a Director of the Company, effective February 15, 2000. Also, Mr. Gardner has resigned effective February 15, 2000 from positions as an officer with the Company and each of its subsidiaries.

Meetings and Committees

      The Board of Directors has established an Audit Committee, Investment Committee, Compensation Committee and Mergers and Acquisition Committee.

      The Audit Committee members during 1999 were Joseph S. Dresner and Hugh W. Greenberg. Mr. Page will also serve on the Audit Committee. The Audit Committee reviews the services provided by the Company’s independent accountants, consults with the accountants and reviews the need and adequacy of internal auditing procedures and the adequacy of internal controls. The Audit Committee met twice during 1999.

      The Investment Committee members are Joseph C. Henry (resigned from such committee February 2000), Joseph S. Dresner, William J. Lohmeyer, Merton J. Segal and Bruce E. Thal. Mr. Page will also serve on the Investment Committee. The Investment Committee reviews and approves investment transactions, reviews investment performance and establishes investment guidelines. The Investment Committee met four times during 1999.

      The Compensation Committee members during 1999 were David J. Campbell, Hugh W. Greenberg and Herbert Tyner. The Compensation Committee determines executive compensation and long-term incentive compensation awards. Please refer to the Compensation Committee Report for particulars of the Committee’s proceedings during 1999.

      The Mergers and Acquisition Committee members are Joseph S. Dresner, Bruce E. Thal and Merton J. Segal. The Acquisition Committee was formed to review , analyze and approve acquisitions of companies that may fit the strategic needs of the Company. The Mergers and Acquisition Committee met once in 1999.

      The Company does not have a Nominating Committee.

      The Board of Directors met seven times during 1999. During 1999, each Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which he/she served.

Compensation of Directors

      Directors who are not employees of the Company receive a Director’s fee of $5,000 per year and $400 for each Board or Committee meeting attended.

Certain Related Transactions

      At December 31, 1999, the Company held a $720,462 Demand Note receivable, including $59,462 of accrued interest, from Robert S. Cubbin and Kathleen D. Cubbin. This Demand Note arose from a transaction in late 1998 whereby the Company loaned Robert S. Cubbin and Kathleen D. Cubbin funds to exercise 64,718 common stock options to cover the exercise price and associated tax withholdings. The Demand Note provided for interest at the Company’s borrowing rate which was 8.5% at December 31, 1999. The Demand Note is due on demand on or after January 1, 2002. The loan is collateralized by 64,718 shares of the Company’s common stock, pursuant to a Stock Pledge Agreement.

      At June 14, 1999, the Company held a $75,000 Demand Note receivable, from William J. Lohmeyer and Darleen K. Lohmeyer. This Demand Note arose from a transaction in mid-1999 whereby the Company loaned William J. Lohmeyer and Darleen K. Lohmeyer funds to assist in the purchase of personal residence during their relocation to Michigan. This Demand Notice provides for interest at the rate of 7.5% per annum. This Demand Note is due on demand or upon its maturity date of June 14, 2000, whichever is earlier. The loan is collateralized by a mortgage on the Lohmeyers’ personal residence.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely upon a review of Forms 3, 4 and 5, any amendments thereto furnished to the Company pursuant to the rules of the Securities and Exchange Commission, or written representations from certain reporting persons presented to the Company, all such reports required to be filed by reporting persons have been filed in a timely fashion during the fiscal year ended December 31, 1999.

ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

      At the Annual Meeting, five (5) members of the Board of Directors are to be elected to hold office until 2003 and until their successors are duly elected and qualified. Robert S. Cubbin, Hugh W. Greenberg, Joseph C. Henry, Florine Mark and Irvin F. Swider, Sr., all of whom are currently Directors of the Company, are the nominees for the Board of Directors. There is additional information concerning Messrs. Cubbin, Greenberg, Henry and Swider, as well as Ms. Mark in the “Directors and Executive Officers” Section on pages 2-5 of this Proxy Statement. Unless otherwise specifically directed by stockholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Annual Meeting will be voted at the Annual Meeting FOR the election of the five (5) nominees. In the event any nominee should become unavailable for election for any unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

      Subject to ratification by the stockholders, the Board of Directors has reappointed PricewaterhouseCoopers LLP as independent accountants of the Company for the current year. The affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. Unless marked to the contrary, proxies received will be voted FOR ratification of the reappointment of PricewaterhouseCoopers LLP.

      A representative from PricewaterhouseCoopers LLP will be available at the Annual Meeting to respond to any appropriate questions from stockholders.

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has adopted a resolution to amend Article III of the Company’s Articles of Incorporation to increase the authorized shares of Common Stock from 20,000,000 shares to 30,000,000 shares, thereby increasing the total number of authorized shares of capital stock from 21,000,000 to 31,000,000 (the “Articles Amendment”). To effect the Articles Amendment, Article III of the Articles of Incorporation would be amended and restated to read as follows:

      “The total authorized shares:”

“Common shares 30,000,000 Preferred shares 1,000,000.”

      “A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:”

“The holder of each outstanding common share shall have one vote per share with respect to all matters submitted to a vote of shareholders.”

“The preferred shares shall be issued from time to time in one or more series of such number of shares with such distinctive serial designations and (a) may have such voting powers, full or limited or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and as such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of shares; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of each such series of preferred shares from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby expressly vested in the Board of Directors.”

“The number of authorized shares of any class of shares of the corporation, including without limitation, the common shares and the preferred shares, may be increased or decreased by the affirmative vote the holders of the majority of the shares of the corporation entitled to vote, without regard to class.”

      At the close of business on March 18, 2000, there were:

•	8,511,655 shares of Common Stock issued and outstanding;

•	1,281,414 shares of Common Stock issuable upon the exercise of outstanding stock options; and

•	150,000 authorized shares of Series A Preferred Stock, issuable pursuant to the Rights Agreement dated September 20, 1999 between the Company and First Chicago Trust Company of New York, as Rights Agent.

      The increase in the authorized number of shares of Common Stock is proposed to allow the Company, where advantageous, to issue shares of its Common Stock in order to raise additional capital in connection with future acquisitions or other business combinations or for other corporate purposes.

      The Company believes that the number of shares of Common Stock that would be available for issuance following adoption of the Articles Amendment would be sufficient for any purposes foreseeable by the Company at this time. The Company does not have any present plans, commitments or understandings to issue any of the additional shares of Common Stock that would be authorized if the Articles Amendment is approved. No further authorization by a vote of the Company’s stockholders will be solicited prior to the issuance of Common Stock that would be authorized if the Articles Amendment is approved. Other than increasing the number of authorized shares of the Company’s Common Stock, the proposal to increase the authorized shares of Common Stock will not affect the rights, preferences or privileges of the Company’s stockholders.

      The Board of Directors has directed that the Articles Amendment be submitted for stockholder approval. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting will be required for approval of the Articles Amendment. In the absence of approval, the authorized number of shares of Common Stock will remain 20,000,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE ARTICLES AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

      When a proxy in the form of the proxy enclosed with this proxy statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the increase in authorized shares of Common Stock contemplated by the Articles Amendment.

OTHER BUSINESS

      Management is not aware of any matter that may be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      On February 12, 1999, the Compensation Committee of the Board of Directors, consisting of three non-employee directors, David J. Campbell, Hugh W. Greenberg and Herbert Tyner (in consultation with Merton J. Segal, the Company’s Chief Executive Officer and Chairman of the Board), reviewed the compensation for the executive officers of the Company and its subsidiaries named in the summary compensation table, as presented for the Committee’s consideration by PricewaterhouseCoopers LLP based upon its analysis.

      It is the Company’s policy to offer a compensation package including a competitive salary, an incentive bonus based upon the individual performance goals, and competitive benefits. The Company’s compensation policy for its executive officers is similar to that for other employees, and is designed to promote the attraction and retention of talented management, continued performance and attainment of corporate and personal goals, and to further promote the Company’s success by aligning executive officers’ financial interests with long-term shareholder value.

      The Committee reviews and approves executive officer base salaries, annual incentive, bonuses, and stock option grants. The Committee also reviews guidelines for compensation, bonus and stock option grants for employees other than executive officers.

      Compensation consists of three elements for executive officers: base salary, annual incentive bonus and stock options. The criteria for determining an executive officer’s base salary include level of responsibility, corporate performance, personal contribution to the Company’s success, experience, expertise and market data for the Company’s competitors in the industry. The criteria for determining an executive officer’s annual incentive bonus include market analysis, corporate performance, actual achievement of individually established goals, such as projected growth of premiums, revenues and net income, and the attainment of other corporate strategic objectives. The criteria for awarding stock options to executive officers include level of responsibility, expected future contributions, prior option grants, market data for the Company’s competitors in the industry, and actual achievement of individually established goals. PricewaterhouseCoopers LLP’s experience with executive compensation is also considered for each element of compensation.

      The Committee reviewed the performance of the Company and each of the named executive officers against the goals, which had previously been established. Based upon this review and the Committee’s analysis of the other criteria noted above, the Committee decided to make nominal increases to the base salaries of the named executive officers, and to award no incentive bonuses. The named executive officers were granted stock options in amounts generally similar to prior years to provide additional incentives for such persons to enhance the value of the Company’s stock.

The Compensation Committee

David J. Campbell
Hugh W. Greenberg
Herbert Tyner

EXECUTIVE COMPENSATION

      The following table sets forth information for the fiscal years ended December 31, 1999, 1998, and 1997 concerning the compensation of the Company’s Chief Executive Officer and Company’s four most highly compensated Executive Officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 and includes all compensation paid to such officers:

Summary Compensation Table for Years Ended December 31, 1999, 1998, and 1997

				Long Term
				Compensation Awards

		Annual Compensation		Restricted	Securities
Name and				Stock	Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Awards($)	Options(#)	Compensation($)(1)

Merton J. Segal	1999	480,000	—	—	40,000	4,000
Chairman, Chief Executive Officer	1998	475,533	—	—	22,960
and Director	1997	453,200	56,650	—	19,956	7,259

Robert S. Cubbin	1999	295,000	—	—	25,000	4,000
President, Chief Operating Officer	1998	279,375	—	—	11,330	—
and Director	1997	266,250	33,281	—	9,379	7,228

Joseph C. Henry	1999	295,000	—	—	25,000	4,000
Executive Vice President	1998	279,375	—	—	11,330
and Director	1997	266,250	33,281	—	9,379	7,180

William J. Lohmeyer	1999	212,564	—	—	5,000	78,031 (2)
Senior Vice President and Chief Financial Officer

James R. Parry, Sr.	1999	295,000	—	—	25,000	4,000
Executive Vice President of	1998	279,375	—	—	11,330	—
Meadowbrook and Director	1997	266,250	33,281	—	9,379	3,994

(1)	Amount contributed to the Officer’s account under the Company’s 401(k) and Profit-Sharing Plans except as otherwise noted.

(2)	This amount relates to relocation expenses.

      The following table sets forth information concerning 1999 grants of stock options made by the Company, under the 1995 Stock Option Plan, during the fiscal year ended December 31, 1999 to the following Executive Officers.

Options Grants for Year Ended December 31, 1999

						Potential Realizable Value
			Percent of			at Assumed Annual Rates
			Total Options			of Stock Price
			Granted to			Appreciation for
	Number of		Employees in			Option Term
	Securities Underlying		Year Ended	Exercise	Expiration
Name	Options Granted(#)		12/31/99	Price ($/sh)	Date	5% ($)(C)	10% ($)(C)

Merton J. Segal	40,000(A	)	13.4%	16.26	01/01/04	179,600	397,600

Robert S. Cubbin	25,000(B	)	8.4%	16.26	01/01/09	255,500	648,500

Joseph C. Henry	25,000(B	)	8.4%	16.26	01/01/09	255,500	648,500

William J. Lohmeyer	15,000(B	)	5.0%	16.26	01/01/09	153,300	389,100

James R. Parry, Sr.	25,000(B	)	8.4%	16.26	01/01/09	255,500	648,500

Michael G. Costello	7,500(B	)	2.5%	16.26	01/01/09	76,650	194,550

(A)	Options are exercisable in 20% increments, each year, beginning January 1, 1999.

(B)	Options are exercisable in 10% increments, each year, beginning January 1, 1999.

(C)	In calculating the potential realizable values, the Company used the average stock price for the ten day period prior to the date of grant for the fair market value of the Company Common Stock per share. The dollar amounts under these columns assume a compounded annual market price increase of the underlying shares of the Common Stock from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the Common Stock. The actual value, if any, an executive may realize will depend on the excess of the price for shares of the Common Stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by an executive will be at or near the value estimated above.

Options Value Table

      The following table sets forth information concerning exercises of Company stock options during the fiscal year ended December 31, 1999 by the following executive officers.

Aggregated Option Exercises and Fiscal Year End Option Values for Year Ended December 31, 1999

Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options at	In-the-Money Options at
	Acquired on	Value	December 31, 1999	December 31, 1999
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable($)*

Merton J. Segal	—	—	40,720/ 56,646	—/ —

Robert S. Cubbin	—	—	67,264/ 68,126	—/ —

Joseph C. Henry	—	—	99,561/132,492	9,788/9,789

William J. Lohmeyer	—	—	1,500/ 13,500	—/ —

James R. Parry, Sr.	—	—	100,632/118,201	—/ —

Michael G. Costello	—	—	29,517/ 31,415	6,526/ —

*	Fair market value based on the closing price of the Company’s Common Stock on December 31, 1999 of $6.56.

Meadowbrook Insurance Group, Inc. 1995 Stock Option Plan

      The Meadowbrook Insurance Group, Inc. 1995 Stock Option Plan (the “Plan”) is intended to further the interests of the Company and its stockholders by attracting, retaining and motivating associates. The Plan provides for the grant of stock options (which may be nonqualified options or incentive stock options for tax purposes).

      The aggregate number of shares of Common Stock which may be issued under the Plan is 2,000,000. Options issued under the Plan which expire unexercised will again become available for grant under the Plan. Cash exercises of stock appreciation rights and cash supplemental payments will not count against this limit. Lapsed, forfeited or canceled awards will also not count against this limit. The maximum number of shares of Common Stock which may be issued under the Plan to any single individual is 800,000.

Stock Options

      The Compensation Committee is authorized to determine the terms and conditions of all option grants, subject to the limitations that the option price per share may not be less than the fair market value of a share of Common Stock on the date of grant and the term of an option may not be longer than ten years. Payment of the option price may be made in any manner specified by the Compensation Committee (which may include payment in cash or Common Stock or by “cashless exercise”).

Employment Agreements

      On March 27, 1995, Meadowbrook entered into an Employment Agreement (“Agreement”) with James R. Parry, Sr. He is an Executive Vice President of Meadowbrook and was the Chief Marketing Officer and a member of the Office of the President of the Company Pursuant to the terms of this Agreement, Meadowbrook agreed to initially pay Mr. Parry a base compensation of $20,833 per month. Effective March 1, 1998, Mr. Parry’s base compensation had been increased to $23,500 per month. The term of Mr. Parry’s Agreement expired on March 27, 2000.

      On January 25, 1999, Meadowbrook entered into an Employment Agreement (“Agreement”) with William J. Lohmeyer. He is the Senior Vice President and Chief Financial Officer of the Company. Pursuant to the terms of this Agreement, Meadowbrook agreed to initially pay Mr. Lohmeyer a base compensation of $18,333 per month. Effective September 1, 1999, Mr. Lohmeyer’s base compensation has been increased to $20,000 per month. The term of Mr. Lohmeyer’s Agreement expires on January 25, 2004, subject to earlier termination upon death, retirement, discharge due to permanent disability or discharge “for cause”, which is defined as (i) failure to substantially perform his principal duties, (ii) misconduct that is materially injurious to the Company or (iii) engagement in dishonest activities injurious to the Company.

STOCK PERFORMANCE GRAPH

      The following graph sets forth the cumulative total stockholder return to the Company’s stockholders from November 21, 1995 through December 31, 1999, as well as an overall stock market index (S&P 500 Index) and the Company’s selected peer group index (SNL $250 — $500M Insurance Asset-Size Index and SNL $500M — $1B Insurance Asset-Size Index).

COMPARISON OF CUMULATIVE TOTAL RETURN*

AMONG MEADOWBROOK INSURANCE GROUP, INC.,
THE S&P 500 INDEX, THE SNL $250-$500M INSURANCE ASSET-SIZE INDEX
AND THE SNL $500M-$1B INSURANCE ASSET-SIZE INDEX

PERFORMANCE GRAPH

[PERFORMANCE GRAPH]

	MEADOWBROOK	S&P 500	SNL $250-$500M	SNL $500M-$1B
	INSURANCE		Insurance Asset-Size	Insurance Asset-Size
	GROUP, INC.		Index	Index

11/21/95	100.00	100.00	100.00	100.00
12/31/95	136.04	102.86	107.97	111.66
12/31/96	82.52	126.38	113.58	127.62
12/31/97	106.48	168.55	140.66	192.31
12/31/98	67.46	216.67	143.18	172.68
12/31/99	27.25	262.06	114.19	128.81

	MEADOWBROOK		SNL $250-$500M	SNL $500M-$1B
Measurement Period	INSURANCE		Insurance Asset-Size	Insurance Asset-Size
(Fiscal Year Covered)	GROUP, INC.	S&P 500	Index	Index

11/21/95	100.00	100.00	100.00	100.00

12/31/95	136.04	102.86	107.97	111.66

12/31/96	85.52	126.38	113.58	127.62

12/31/97	106.48	168.55	140.66	192.31

12/31/98	67.46	216.67	143.18	172.68

12/31/99	27.25	262.06	114.19	128.81

*	$100 invested on 11/21/95 (the Company’s IPO date) in stock or on 10/31/95 in index. Including reinvestment of dividends, fiscal year ending December 31.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

      Any stockholder proposal to be considered for inclusion in the Company’s proxy soliciting material for the next Annual Meeting of Stockholders must comply with Rule 14a-8 under the Securities Exchange Act of 1934 and be received by the Company at its principal office by November 23, 2000.

Dated: April 10, 2000.

PROXY

MEADOWBROOK INSURANCE GROUP, INC.

Proxy for 2000 Annual Meeting of Stockholders
To be held May 15, 2000

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
MEADOWBROOK INSURANCE GROUP, INC.

The undersigned stockholder of MEADOWBROOK INSURANCE GROUP, INC. (the “Company”) hereby appoints MERTON J. SEGAL, MICHAEL G. COSTELLO AND WILLIAM J. LOHMEYER, jointly and severally, the attorney and proxies of the undersigned stockholder, with the full power of substitution, to vote all of the shares of common stock of the Company standing in the name of the undersigned stockholder at the close of business on March 18, 2000, at the 2000 Annual Meeting (the “Annual Meeting”) of the stockholders of the Company to be held on Monday, May 15, 2000, and at any adjournments thereof, with all the powers the undersigned stockholder would possess if then, and there present.

The undersigned stockholder acknowledges receipt of the Notice of the 2000 Annual Meeting and Proxy Statement, both dated April 10, 2000.

SEE REVERSE
SIDE

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6674

[X] Please mark your votes as in this example.

If no choice is specified, this Proxy will be voted FOR the election of the nominees listed and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the Company’s independent accountants for the year ending 2000 and FOR the articles of incorporation amendment to increase the number of shares of common stock to 30,000,000.

		FOR	WITHHELD
1.	Election of Directors	/ /	/ /

For, except vote withheld from the following nominee(s):

Election of Directors.
Nominees:

Robert S. Cubbin
Hugh W. Greenberg
Joseph C. Henry
Florine Mark
Irvin F. Swider, Sr.

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Accountants (Please mark one)	/ /	/ /	/ /

3.	Article of Incorporation Amendment to increase the number of authorized shares of common stock to 30,000,000 (Please mark one)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)                          DATE

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